                                   SUPPLEMENT
                            dated September 27, 2000

                                       to
                              Prospectus Supplement
                             dated December 17, 1999




                                 $2,300,000,000



                                  U.S. BANCORP
                            (Minneapolis, Minnesota)


                      MEDIUM-TERM NOTES, SERIES L (SENIOR)
                   MEDIUM-TERM NOTES, SERIES M (SUBORDINATED)





                     Due 9 months or More from Date of Issue




         U.S. Bancorp may from time to time issue up to $2,300,000,000 aggregate principal amount of Notes pursuant to the Prospectus Supplement dated December 17, 1999, as supplemented by this Supplement.

                                                                  Rule 424(b)(2)
                                                     Registration No. 333- 83643

         PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 23, 1999, AS SUPPLEMENTED BY A PROSPECTUS SUPPLEMENT DATED DECEMBER17, 1999/AUTHENTICATION CERTIFICATE SUPPLEMENTAL TO THE OFFICERS' CERTIFICATE AND COMPANY ORDER, DATED DECEMBER 17, 1999, AS SUPPLEMENTED BY A SUPPLEMENT DATED SEPTEMBER 27, 2000 NO. __________ DATED________________

                                  U.S. BANCORP
                       Medium-Term Notes, Series L(Senior)
                   Medium-Term Notes, Series M (Subordinated)

CUSIP No.:                                        Issue Price (Dollar Amount and Percentage of Principal Amount):

Series:                                           Amount: $___________________________/_____________%

[_]  Series L (Senior)                            Proceeds to the Company:_______________________________________
[_]  Series M (Subordinated)
                                                  Interest Rate/Initial Interest Rate:___________________________
Form of Note:
                                                  Interest Payment Dates:________________________________________
[_]  Book-Entry
[_]  Certificated                                 Regular Record Dates:__________________________________________

Principal Amount:_______________________          Interest Determination Dates:__________________________________

Trade Date:_____________________________          Interest Reset Dates:__________________________________________

Original Issue Date:____________________          Index Source:__________________________________________________

Maturity Date:__________________________          Index Maturity:________________________________________________

Base Rate (and, if applicable,                    Spread:________________________________________________________
related Interest Periods):
                                                  Spread Multiplier:_____________________________________________
[_]  Fixed Rate Note
[_]  Commercial Paper Rate Note                   Maximum Interest Rate:_________________________________________
[_]  Federal Funds Rate Note
[_]  LIBOR Note                                   Day Count:_____________________________________________________
[_]  Prime Rate Note
[_]  CD Rate Note                                 Minimum Interest Rate:_________________________________________
[_]  Treasury Rate Note
[_]  CMT Rate Note                                For Original Issue Discount Notes:
[_]  Other Base Rate (as described below)
[_]  Zero Coupon Note                             Original Issue Discount:_______________________________________%

Agent's Commission:                               Yield to maturity:_____________________________________________

Redemption Terms:                                 Original Issue Discount Notes:

Other Terms:                                      [_]  Subject to special provisions set forth therein with respect to the principal amount thereof payable upon any redemption or
Name of Placement Agent and Delivery                   acceleration of the maturity thereof.
Instructions:
                                                  [_]  For Federal income tax purposes only.
________________________________________
                                                  Signature


                                                  ---------------------------------------------
                                                  (Authorized signature)


                                                  ---------------------------------------------
                                                   (Authorized signature)